UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 24, 2016 (March 21, 2016)

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West, Laval, Quebec, Canada H7L 4A8
(Address of principal executive offices) (Zip Code)

(514) 744-6792
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 21, 2016, Katharine B. Stevenson resigned from the board of directors (the “Board”) of Valeant Pharmaceuticals International, Inc. (the “Company”), effective on that date.  As the maximum size of Valeant’s board currently is fixed at 14 directors, Ms. Stevenson voluntarily resigned from the Board to create a vacancy to permit the appointment of Mr. William A. Ackman.  Ms. Stevenson resigned as a director of the Company and as a member of the Board’s Audit and Risk Committee.  Ms. Stevenson’s resignation from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)  On March 21, 2016, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Mr. William A. Ackman as director of the Board.  The term for Mr. Ackman commenced effective March 21, 2016 and will expire at the Company’s 2016 annual shareholder meeting or upon his prior death or resignation, retirement or removal from the Board, whichever is earliest.  The Board has not determined on which committees, if any, Mr. Ackman will serve.

Mr. Ackman is the founder and Chief Executive Officer of Pershing Square Capital Management, L.P. (“Pershing Square”).  Mr. Ackman currently serves as a member of the board of Canadian Pacific Railway Limited, chairman of the board of The Howard Hughes Corporation, a trustee of the Pershing Square Foundation, a member of the Board of Trustees at The Rockefeller University and a member of the Board of Dean’s Advisors of the Harvard Business School.  Mr. Ackman holds an M.B.A. from Harvard Business School and a Bachelor of Arts magna cum laude from Harvard College.

Mr. Ackman has waived compensation for his services as a director of the Company.  There are no arrangements or understandings between Mr. Ackman and any other persons pursuant to which such director was selected, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Ackman that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release, dated March 21, 2016 announcing the resignation of Ms. Stevenson and the appointment of Mr. Ackman to the Board is filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on March 21, 2016 and is incorporated herein by reference.

In connection with his election to the Board, Mr. Ackman has executed a letter agreement with the Company pursuant to which he and Pershing Square have agreed to maintain the confidentiality of any Company information received by Mr. Ackman in connection with Mr. Ackman’s directorship.  A copy of such letter agreement is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated March 21, 2016, incorporated by reference from the Company’s Current Report on Form 8-K filed March 21, 2016.
99.2	Letter Agreement, dated as of March 22, 2016, by and among Valeant Pharmaceuticals International, Inc., William A. Ackman and Pershing Square Capital Management, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 24, 2016

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert R. Chai-Onn
Robert R. Chai-Onn
Executive Vice President, General Counsel and Chief Legal Counsel, Head of Corporate Business Development

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated March 21, 2016, incorporated by reference from the Company’s Current Report on Form 8-K filed March 21, 2016.
99.2	Letter Agreement, dated as of March 22, 2016, by and among Valeant Pharmaceuticals International, Inc., William A. Ackman and Pershing Square Capital Management, L.P.